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                                                                     EXHIBIT 23

                       INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement No. 2-71575 (on Form S-8), Registration Statement No. 33-34127 (on Form S-8), and Registration Statement No. 33-48970 (on Form S-4) of Cincinnati Financial Corporation of our reports dated February 5, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Cincinnati Financial Corporation for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP


/s/ Deloitte & Touche LLP


Cincinnati, Ohio
March 18, 1997